UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2020

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue, Suite 1601

New York, NY 10022-1737

(Address of principal executive offices and zip code)

(302) 355-0650

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.   Unregistered Sales of Equity Securities.

The information regarding the securities of iBio, Inc. (the “Company”) set forth below under Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company issued the shares of the Company’s common stock upon the conversion of the Series B Preferred Stock in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

As of August 12, 2020, the Company has 174,415,206 shares of common stock outstanding after giving effect to the conversion on August 7, 2020 by Eastern Capital Limited of the 5,785 shares of the Company’s Series B Preferred Stock held by it into 28,925,000 shares of the Company’s common stock based on the stated conversion price of $0.20.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: August 13, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer